UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  June 2, 2011

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

1955 Lakeway Drive
Lewisville, Texas 75057
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 2, 2011, INX Inc. (the “Company”) issued a press release announcing announced today that following the suspension of trading in the Company’s common stock on The NASDAQ Stock Market, which was effective April 14, 2011, NASDAQ is filing a Form 25 with the Securities and Exchange Commission (the “SEC”) to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed with the SEC. The NASDAQ delisting determination follows the expiration of a 45 day waiting period, within which the NASDAQ Listing and Hearing Review Council could have determined to call the Company’s matter for review on its own motion, and is not related to NASDAQ’s consideration of any new information. The original NASDAQ suspension determination was based on the Company’s non-compliance with its SEC reporting obligations.

As previously announced, the Company has already filed a listing application to facilitate a resumption of trading on the NASDAQ as soon as possible. In that regard, the Company believes that upon making the necessary filings with the SEC it will satisfy all applicable requirements for listing on NASDAQ.

Transactions in the Company’s common stock are currently being reported by OTC Markets Group Inc., which operates the world’s largest electronic marketplace for broker-dealers to trade unlisted stocks, under the trading symbol INXI.  Investors can view Real Time Level II stock quotes for INXI at http://www.otcmarkets.com/stock/INXI/quote.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 2, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2011	INX Inc.
By: /s/ Philip Rydzewski Philip Rydzewski Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 2, 2011.